UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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[ ] Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
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[ ] Soliciting Material Pursuant to Rule 14a-12


                            COLE NATIONAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

                                       N/A
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)


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              pursuant to Exchange Act Rule 0-11. (Set forth the amount on which
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

The following is a press release issued by Cole National and Luxottica Group, S.p.A. on March 30, 2004:

[Luxottica Group S.p.A. Logo]                   [Cole National Corporation Logo]



      Luxottica Group and Cole National Corporation Announce Federal Trade
        Commission Request for Additional Information Relating to Merger

MILAN, ITALY, AND CLEVELAND, OHIO, MARCH 30, 2004 - LUXOTTICA GROUP S.P.A. (NYSE: LUX; MTA: LUX) and COLE NATIONAL CORPORATION (NYSE: CNJ), today jointly announced that they had received a request from the Federal Trade Commission
(FTC) for additional information and documentary material with respect to the proposed acquisition by Luxottica Group of Cole National through a merger. Accordingly, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act has been extended until the 30th day after the date of substantial compliance with the request by both parties, unless earlier terminated by the FTC. Luxottica Group and Cole National have agreed to use their best efforts to respond to the request as promptly as practicable.

As announced on January 26, 2004, Luxottica Group and Cole National have entered into a merger agreement pursuant to which Cole National would become a subsidiary of Luxottica Group, and Cole National's stockholders would receive US$ 22.50 in cash for each share. Cole National has scheduled a Special Meeting of Stockholders for April 20, 2004, to consider and vote upon the merger. The merger is expected to close in the second half of 2004.


ABOUT LUXOTTICA GROUP S.P.A.
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Luxottica Group is the world leader in the design, manufacture, marketing and distribution of prescription frames and sunglasses in mid- and premium-priced categories. The Group's products are designed and manufactured in its six facilities in Italy and one in the People's Republic of China. The lines manufactured by Luxottica Group include over 2,450 styles in a wide array of colours and sizes and are sold through 21 wholly-owned subsidiaries in the United States, Canada, Italy, France, Spain, Portugal, Sweden, Germany, the United Kingdom, Brazil, Switzerland, Mexico, Belgium, Argentina, South Africa, Finland, Austria, Norway, Japan, Hong Kong and Australia; two 75%-owned subsidiaries in Israel and Poland; a 70%-owned subsidiary in Greece; three 51%-owned subsidiaries in the Netherlands, Turkey and Singapore, one 49%-owned subsidiary in the Arab Emirates and one 44%-owned subsidiary in India.

In September 2003, Luxottica Group acquired OPSM, the leading eyewear retailer in Australia. In March 2001, Luxottica Group acquired Sunglass Hut International, a leading sunglass retailer with approximately 1,900 stores worldwide. This followed the acquisitions of Bausch & Lomb sunglass business, which includes the prestigious Ray-Ban(R), Revo(R), ArnetteTM and Killer Loop(R) brands, in June 1999, and LensCrafters, the largest optical retail chain in North America, in May 1995. For fiscal 2003, Luxottica Group posted net sales and net income respectively of EUR 2,824.0 and EUR 267.3 million. Additional information on the company is available on the web at www.luxottica.com.


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


ABOUT COLE NATIONAL

Cole National Corporation's vision business, together with Pearle franchisees, has 2,197 locations in the U.S., Canada, Puerto Rico and the Virgin Islands and includes Cole Managed Vision, one of the largest managed vision care benefit providers with multiple provider panels and nearly 20,000 practitioners. Cole's personalized gift business, Things Remembered, serves customers through 728 locations nationwide, catalogs, and the Internet at www.thingsremembered.com. Cole also has a 21% interest in Pearle Europe, which has 1,487 optical stores in Austria, Belgium, Denmark, Estonia, Finland, Germany, Italy, Kuwait, Norway, the Netherlands, Poland, Portugal and Sweden.

Cole National filed a definitive proxy statement containing information about the proposed merger with the United States Securities and Exchange Commission (the "SEC") on March 15, 2004, which stockholders are urged to read because it contains important information. Stockholders may obtain, free of charge, a copy of the definitive proxy statement and other documents filed by Cole National with the SEC at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Cole National will be available free of charge from the Company.

Cole National and its directors and executive officers and certain other of its employees may be soliciting proxies from stockholders of Cole National in favor of the proposed transaction. Information concerning the participants in the proxy solicitation is set forth in the preliminary proxy statement as filed with the SEC.


SAFE HARBOR STATEMENT
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Certain statements in this press release may constitute "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those which are anticipated. Such risks and uncertainties include, but are not limited to, risks that the merger will not be completed, risks that stockholder approval may not be obtained, legislative or regulatory developments that could have the effect of delaying or preventing the merger, fluctuations in exchange rates, economic and weather factors affecting consumer spending, the ability to successfully introduce and market new products, the ability to effectively integrate recently acquired businesses, the ability to successfully launch initiatives to increase sales and reduce costs, the availability of correction alternatives to prescription eyeglasses, as well as other political, economic and technological factors and other risks referred to in the respective companies' filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date hereof, and neither Luxottica Group nor Cole National assumes any obligation to update them.


CONTACTS
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LUXOTTICA GROUP S.P.A.                                 COLE NATIONAL CORPORATION
Sabina Grossi, Director, Investor Relations         Joseph Gaglioti
Alessandra Senici, Investor Relations               Tel.: +1 330-486-3100
INVESTORRELATIONS@LUXOTTICA.COM
Tel.: +39-02-8633-4665
E-mail: alessandrasenici@luxottica.com                 KEKST AND COMPANY
                                                    Victoria Weld/Ruth Pachman
                                                    Tel.: +1 212-521-4800